Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp. Announces Fourth Quarter Results;

Profitability Returns

YOUNGSTOWN, Ohio (March 15, 2013) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported consolidated net income of $2.6 million, or $0.08 per diluted share, for the three months ended December 31, 2012. The Company also reported a net loss of $20.4 million, or $(0.62) per diluted share, for the twelve months ended December 31, 2012.

Selected fourth quarter results:

•	Delinquent loans were $48.2 million at December 31, 2012, down 62.0% for the year

•	Nonperforming assets were $66.2 million at December 31, 2012, down 57.7% for the year

•	Classified loans were $59.9 million at December 31, 2012, down 72.8% for the year

•	Home Savings’ Tier 1 leverage ratio was 8.70% and the total risk based capital ratio was 16.21%

Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, commented that, “Ending the year on a positive note with net income for the quarter is exactly where we want to be. More significantly, the announcements we made earlier this year regarding the capital raise and the rights offering, as well as the termination of the Consent Order, further exemplify the trust and confidence that investors and regulators have in our Company.”

Asset Quality

Delinquent loans were $48.2 million at December 31, 2012, down $147.0 million, or 75.3%, from their high point of $195.2 million at March 31, 2010. Nonperforming loans at December 31, 2012 were $47.8 million, down $107.3 million, or 69.2%, from their high point of $155.1 million at June 30, 2010. Nonperforming assets were $66.2 million at December 31, 2012, down $131.0 million, or 66.4%, from their high point of $197.2 million at June 30, 2010. Home Savings achieved this significant improvement in asset quality primarily as a result of the successful completion of a bulk asset sale in the third quarter of 2012. Of the loans sold in the bulk asset sale, $91.6 million were classified, $63.3 million were nonperforming and $53.0 million were noncurrent.

The provision for loan losses was $2.1 million for the fourth quarter of 2012, as compared to $30.3 million for the third quarter in 2012. The provision expense in the third quarter of 2012 included $29.4 million directly associated with the bulk asset sale. The provision for loan losses was $39.3 million for all of 2012, as compared to $24.7 million for all of 2011.

Net Interest Income and Margin

Net interest income for the three months ended December 31, 2012 was $14.0 million, as compared to $14.1 million the prior quarter. The net interest margin improved six basis points from 3.17% during the third quarter to 3.23% during the fourth quarter.

Total interest income decreased $394,000 in the fourth quarter of 2012 compared to the third quarter of 2012, primarily as a result of a decrease of $128.8 million in the average balance of outstanding loans. Home Savings also experienced a decrease in yield on those assets of 31 basis points during the quarter.

Total interest expense decreased $277,000 for the quarter ended December 31, 2012, as compared to the previous quarter. The change was due to a reduction of $278,000 in interest paid on deposits. The average outstanding balance of certificates of deposit declined by $51.9 million, while non-time deposits increased by $5.4 million. Also contributing to the change was a reduction of seven basis points in the cost of certificates of deposit.

Net interest income for the twelve months ended December 31, 2012 and December 31, 2011, was $60.4 million and $65.2 million, respectively. Total interest income decreased $17.9 million in 2012 compared to 2011, primarily as a result of a decrease of $295.0 million in the average balance of outstanding loans. United Community also experienced a decrease in the yield on net loans of 28 basis points. Home Savings’ construction and segments of its commercial real estate loan portfolios declined as a result of executing its strategic objective of reducing specific concentrations in these portfolios, as well as the bulk asset sale.

Total interest expense decreased $13.2 million for the twelve months ended December 31, 2012, as compared to the same period last year. The change was due primarily to reductions of $12.4 million in interest paid on deposits. The overall decrease in interest expense was attributable to the maturity of higher cost Step CDs and a shift in deposit balances from certificates of deposit to relatively less expensive non-time deposits. Between December 31, 2011, and December 31, 2012, the average outstanding balance of certificates of deposit declined by $222.1 million (of which $140.0 million were Step CDs), while non-time deposits increased by $47.6 million. Also contributing to the decrease in interest expense was a reduction of 94 basis points in the cost of certificates of deposit, as well as a decrease in the cost of non-time deposits of 14 basis points.

The primary cause of the decrease in interest expense on FHLB advances was a decrease in the average balance of those funds of $20.6 million, in addition to a rate decrease on those borrowings of 19 basis points in 2012 compared to 2011. These decreases were caused by the prepayment of $25.7 million of term advances in the second and third quarters of 2012 and the need to use fewer short-term overnight advances during the period.

Noninterest Income

Noninterest income increased in the fourth quarter of 2012 to $6.9 million, as compared to $3.8 million in the third quarter of 2012. The $3.1 million increase was driven by a recovery of $1.3 million on previously recorded valuation on mortgage servicing rights in December compared to an impairment charge of $672,000 recognized in September. Lower losses on the valuation and sales of REO were also recognized in the fourth quarter as compared to the previous quarter.

Noninterest income decreased slightly in 2012 to $22.7 million, as compared to $23.2 million in 2011. Accounting for the change was the sale of four retail branches in 2011, at which time, Home Savings recorded a $4.2 million gain in noninterest income. No branch sale transactions occurred in 2012. Home Savings also sold fewer securities in 2012, recognizing fewer gains on the sale of those securities as a result. Partially offsetting these declines were net recoveries of $1.1 million in adjustments to mortgage servicing rights during 2012, recorded in service fees and other charges. Furthermore, Home Savings recognized higher mortgage banking income in 2012 and incurred fewer losses on the valuation and disposition of real estate owned and other repossessed assets in 2012 as compared to 2011.

Noninterest Expense

Noninterest expense was $14.3 million in the fourth quarter of 2012 as compared to $17.3 million in the third quarter of 2012, a decrease of $3.0 million. Professional fees, including legal and other consultants, were lower during the fourth quarter of 2012 due to the engagement of professionals in the third quarter to assist management in completing the bulk asset sale. Professional fees specifically associated with the bulk asset sale aggregated $1.2 million. Lower salaries and employee benefits also contributed to the change. Other expenses were also lower in the fourth quarter as the Bank recognized expenses in the third quarter aggregating $1.8 million for the payment of delinquent real estate taxes on properties that were part of the bulk asset sale.

Noninterest expense was $65.2 million in 2012, compared to $63.5 million in 2011. During 2012, salaries and employee benefits increased because of the recognition of expenses associated with severance payments made during the year resulting from our expense reduction efforts, as well as increased hospitalization and incentive plans. Also contributing to the increase were expenses incurred due to the prepayment of FHLB term advances. Professional fees and real estate tax payments were higher in 2012 as a direct result of the bulk asset sale.

Capital and Book Value

Home Savings’ Tier 1 leverage ratio was 8.70% as of December 31, 2012, as compared to 8.27% at September 30, 2012. Home Savings’ total risk-based capital ratio was 16.21% at December 31, 2012, as compared to 15.85% at September 30, 2012. Tangible book value per share at December 31, 2012 was $5.16, as compared to $5.21 at September 30, 2012.

The Consent Order issued by the FDIC and the Ohio Division of Financial Institutions in 2012 required Home Savings to maintain a Tier 1 Leverage Capital Ratio at a minimum of 9.0% and a total risk-based capital ratio of no less than 12.0%; however, the Memorandum of Understanding entered into on January 31, 2013, now requires Home Savings to maintain these ratios at 8.5% and 12.0%, respectively.

As of December 31, 2012, the FDIC categorized Home Savings as adequately capitalized pursuant to the Consent Order. However, because the FDIC and the Ohio Division terminated the Consent Order on January 31, 2013, Home Savings is now considered well capitalized. Home Savings is also no longer considered to be in troubled condition.

On January 11, 2013, United Community entered into securities purchase agreements with 28 accredited investors (the Investors) pursuant to which the Investors will, in a private offering, invest an aggregate of approximately $39.9 million in United Community. United Community has confirmed that no bank regulatory approvals are required. United Community presently expects the private offering to close on March 22, 2013.

Home Savings is a wholly-owned subsidiary of the Company and operates 33 full-service banking offices and eight loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended (the “Act”). The securities offered in the private offerings have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31,	December 31,
	2012	2011
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$26,041	$26,573
Federal funds sold and other	16,572	27,563

Total cash and cash equivalents	42,613	54,136
Securities:
Available for sale, at fair value	574,562	459,598
Loans held for sale	13,031	12,727
Loans, net of allowance for loan losses of $21,130 and $42,271, respectively	1,066,240	1,379,276
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	21,549	19,175
Accrued interest receivable	6,238	6,741
Real estate owned and other repossessed assets	18,440	33,486
Core deposit intangible	238	346
Cash surrender value of life insurance	28,881	28,354
Other assets	10,109	10,384

Total assets	$1,808,365	$2,030,687

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,302,307	$1,440,448
Noninterest bearing	159,767	148,049

Total deposits	1,462,074	1,588,497
Borrowed funds:
Federal Home Loan Bank advances	50,000	128,155
Repurchase agreements and other	90,598	90,618

Total borrowed funds	140,598	218,773
Advance payments by borrowers for taxes and insurance	23,590	23,282
Accrued interest payable	563	610
Accrued expenses and other liabilities	10,780	10,780

Total liabilities	1,637,605	1,841,942

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 33,027,886 and 32,597,762 shares, respectively, outstanding	128,026	128,031
Retained earnings	86,345	110,681
Accumulated other comprehensive income	6,682	5,032
Treasury stock, at cost, 4,776,571 and 5,206,695 shares, respectively	(50,293)	(54,999)

Total shareholders’ equity	170,760	188,745

Total liabilities and shareholders’ equity	$1,808,365	$2,030,687

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
	(Dollars in thousands, except per share data)
Interest income
Loans	$13,862	$14,567	$18,801	$63,044	$82,290
Loans held for sale	119	101	272	424	542
Securities:
Available for sale	3,488	3,219	3,102	13,741	12,366
Federal Home Loan Bank stock dividends	316	279	267	1,175	1,125
Other interest earning assets	12	25	29	60	64

Total interest income	17,797	18,191	22,471	78,444	96,387
Interest expense
Deposits	2,322	2,600	5,957	11,896	24,341
Federal Home Loan Bank advances	535	535	748	2,415	3,162
Repurchase agreements and other	929	928	928	3,695	3,709

Total interest expense	3,786	4,063	7,633	18,006	31,212

Net interest income	14,011	14,128	14,838	60,438	65,175
Provision for loan losses	2,102	30,279	2,386	39,325	24,658

Net interest income after provision for loan losses	11,909	(16,151)	12,452	21,113	40,517

Non-interest income
Non-deposit investment income	373	478	348	1,898	1,398
Service fees and other charges	2,794	793	1,172	6,805	4,416
Net gains (losses):
Securities available for sale	1,164	1,192	5,133	6,325	8,633
Other -than-temporary loss on equity securities
Total impairment loss	(13)	—	(16)	(13)	(89)
Loss recognized in other comprehensive income	—	—	—	—	—

Net impairment loss recognized in earnings	(13)	—	(16)	(13)	(89)
Mortgage banking income	2,083	2,110	1,243	7,391	5,675
Real estate owned and other repossessed assets	(744)	(1,795)	(1,184)	(4,191)	(6,165)
Gain on retail branch sale	—	—	4,154	—	4,154
Other income	1,282	974	1,171	4,516	5,203

Total non-interest income	6,939	3,752	12,021	22,731	23,225

Non-interest expense
Salaries and employee benefits	7,253	8,634	7,863	32,934	31,160
Occupancy	849	845	794	3,344	3,409
Equipment and data processing	1,821	1,665	1,680	6,895	6,590
Franchise tax	445	521	254	1,841	1,495
Advertising	292	134	354	778	820
Amortization of core deposit intangible	25	26	33	108	139
Prepayment penalty	—	65	—	803	—
Deposit insurance premiums	1,026	1,012	1,282	4,202	4,855
Professional fees	1,204	2,219	1,132	5,342	3,677
Real estate owned and other repossessed asset expenses	239	383	766	1,743	2,891
Other expenses	1,148	1,826	2,387	7,179	8,476

Total non-interest expenses	14,302	17,330	16,545	65,169	63,512

Income (loss) before income taxes	4,546	(29,729)	7,928	(21,325)	230
Income tax expense (benefit)	1,950	(2,838)	—	(888)	—

Net income (loss)	$2,596	$(26,891)	$7,928	$(20,437)	$230

Earnings (loss) per share
Basic	$0.08	$(0.82)	$0.25	$(0.62)	$0.01
Diluted	0.08	(0.82)	0.25	(0.62)	0.01

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(In thousands, except per share data)
Financial Data
Total assets	$1,808,365	$1,830,944	$1,906,995	$2,041,964	$2,030,687
Total loans, net	1,066,240	1,100,328	1,249,595	1,325,101	1,379,276
Total securities	574,562	551,795	431,040	530,283	459,598
Total deposits	1,462,074	1,490,642	1,541,699	1,571,859	1,588,497
Total shareholders’ equity	170,760	171,580	195,631	190,014	188,745
Net interest income	14,011	14,128	16,420	15,879	14,838
Provision for loan losses	2,102	30,279	6,264	680	2,386
Noninterest income, excluding other-than-temporary impairment losses	6,952	3,752	6,949	5,091	12,037
Net impairment losses recognized in earnings	13	—	—	—	16
Noninterest expense	14,302	17,330	17,043	16,494	16,545
Income tax expense (benefit)	1,950	(2,838)	—	—	—
Net income (loss)	2,596	(26,891)	62	3,796	7,928

Share Data
Basic earnings (loss) per share	$0.08	$(0.82)	$—	$0.12	$0.25
Diluted earnings (loss) per share	0.08	(0.82)	—	0.12	0.25
Book value per share	5.17	5.22	5.95	5.78	5.79
Tangible book value per share	5.16	5.21	5.94	5.77	5.78
Market value per share	2.89	3.49	2.98	2.44	1.27
Shares outstanding at end of period	33,028	32,891	32,885	32,876	32,598
Weighted average shares outstanding—basic	32,880	32,751	32,802	32,693	31,295
Weighted average shares outstanding—diluted	33,153	32,751	32,843	23,697	31,295

Key Ratios
Return on average assets	0.57%	-5.67%	0.01%	0.74%	1.53%
Return on average equity	6.06%	-53.53%	0.12%	7.89%	16.97%
Net interest margin	3.23%	3.17%	3.55%	3.30%	3.04%
Efficiency ratio	69.50%	93.62%	78.50%	77.35%	87.96%

Capital Ratios
Tier 1 leverage ratio	8.70%	8.27%	9.32%	8.96%	8.61%
Tier 1 risk-based capital ratio	14.95%	14.59%	15.16%	13.94%	13.30%
Total risk-based capital ratio	16.21%	15.85%	16.43%	15.21%	14.57%
Equity to assets	9.44%	9.37%	10.26%	9.31%	9.29%
Tangible common equity to tangible assets	9.43%	9.36%	10.24%	9.29%	9.28%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$577,249	$587,220	$635,756	$649,000	$667,375
Multi-family residential*	80,923	82,518	98,545	114,493	120,991
Nonresidential*	138,188	150,693	229,303	263,891	276,198
Land*	15,808	16,363	19,113	19,735	23,222
Construction Loans
One-to four-family residential and land development	28,318	32,483	42,077	49,311	59,339
Multi-family and nonresidential*	4,534	4,480	4,528	4,527	4,528

Total real estate loans	845,020	873,757	1,029,322	1,100,957	1,151,653
Consumer Loans	214,593	222,995	225,067	231,008	238,397
Commercial Loans	26,543	22,183	24,799	26,434	30,146

Total Loans	1,086,156	1,118,935	1,279,188	1,358,399	1,420,196
Less:
Allowance for loan losses	21,130	20,048	30,933	34,523	42,271
Deferred loan costs, net	(1,214)	(1,441)	(1,340)	(1,225)	(1,351)

Total	19,916	18,607	29,593	33,298	40,920

Loans, net	$1,066,240	$1,100,328	$1,249,595	$1,325,101	$1,379,276

*	Categories are considered commercial real estate

	At or for the quarters ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$132,947	$128,794	$126,502	$129,795	$119,298
Non-interest bearing checking accounts	159,767	159,361	162,152	164,155	148,049

Total checking accounts	292,714	288,155	288,654	293,950	267,347
Savings accounts	264,411	259,578	259,593	256,628	234,828
Money market accounts	345,651	345,428	344,750	339,824	314,907

Total non-time deposits	902,776	893,161	892,997	890,402	817,082
Retail certificates of deposit	559,298	597,481	648,632	681,457	771,415

Total certificates of deposit	559,298	597,481	648,632	681,457	771,415

Total deposits	$1,462,074	$1,490,642	$1,541,629	$1,571,859	$1,588,497

Certificates of deposit as a percent of total deposits	38.25%	40.08%	42.07%	43.35%	48.56%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$20,048	$30,933	$34,523	$42,271	$44,162
Provision	2,102	30,279	6,264	680	2,386
Net chargeoffs	(1,020)	(41,164)	(9,854)	(8,428)	(4,277)

Ending balance	$21,130	$20,048	$30,933	$34,523	$42,271

Net Charge-offs
Real Estate Loans
One-to four-family	$317	$15,010	$962	$762	$366
Multi-family	(1)	5,632	588	68	203
Nonresidential	224	15,340	7,057	2,579	975
Land	(155)	1,561	44	1,776	217
Construction Loans
One-to four-family residential and land development	259	2,658	516	2,098	1,874
Multi-family and nonresidential	(16)	(120)	4	—	—

Total real estate loans	628	40,081	9,171	7,283	3,635
Consumer Loans	397	1,536	160	745	493
Commercial Loans	(5)	(453)	523	400	149

Total	$1,020	$41,164	$9,854	$8,428	$4,277

	At or for the quarters ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$5,437	$5,817	$26,705	$23,721	$26,637
Multi-family residential	2,027	1,512	9,582	5,411	5,860
Nonresidential	20,743	17,484	43,103	41,871	42,902
Land	6,047	6,228	8,316	8,472	11,142
Construction Loans
One-to four-family residential and land development	7,466	9,527	18,335	22,455	27,104
Multi-family and nonresidential	—	—	—	—	—

Total real estate loans	41,720	40,568	106,041	101,930	113,645
Consumer Loans	4,842	4,921	6,702	6,165	6,620
Commercial Loans	1,225	1,068	1,786	1,813	2,830

Total Loans	$47,787	$46,557	$114,529	$109,908	$123,095

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$38,378	$41,335	$97,357	$91,153	$104,812
Past due 90 days and still accruing	3,678	47	47	303	39

Past due 90 days	42,056	41,382	97,404	91,456	104,851
Past due less than 90 days and on nonaccrual	5,731	5,175	17,125	18,452	18,244

Total Nonperforming Loans	47,787	46,557	114,529	109,908	123,095
Other Real Estate Owned	18,075	19,732	24,325	28,517	32,946
Repossessed Assets	365	474	453	540	540

Total Nonperforming Assets	$66,227	$66,763	$139,307	$138,965	$156,581

Total Troubled Debt Restructured Loans
Accruing	$21,006	$17,002	$18,530	$35,657	$33,146
Non-accruing	4,430	4,531	14,250	15,161	17,752

Total	$25,436	$21,533	$32,780	$50,818	$50,898